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                                    BY-LAWS

                                      OF

                           MUELLER INDUSTRIES, INC.

                         (RESTATED AS OF MAY 12, 1994)


                                   ARTICLE I

                                    Offices


          The registered office of the Corporation shall be in the City of Dover, County of Kent, State of Delaware. The Corporation also may have offices at such other places, within or without the State of Delaware, as the Board determines from time to time or the business of the Corporation requires.

                                  ARTICLE II

                           Meetings of Stockholders


          Section 1. Place of Meetings, etc. Except as otherwise provided in these By-laws, all meetings of the stockholders shall be held at such dates, times and places, within or without the State of Delaware, as shall be determined by a majority of the Entire Board of Directors (as hereinafter defined) and as shall be stated in the notice of the meeting or in waivers of notice thereof. If the place of any meeting is not so fixed, it shall be held at the registered office of the Corporation in the State of Delaware.
          Section 2. Annual Meeting. The annual meeting of stockholders for the election of directors and the transaction of






























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such other business as properly may be brought before the meeting shall be held on such date after the close of the Corporation's fiscal year, as a majority of the Entire Board of Directors may from time to time determine.
          Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be called by the Chairman or the President and shall be called by the Chairman upon the written request of a majority of the Entire Board of Directors. The request shall state the date, time, place and purpose or purposes of the proposed meeting.
          Section 4. Notice of Meetings. Except as otherwise required or permitted by law, whenever the stockholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and time of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued. The notice also shall designate the place where the stockholders' list is available for examination, unless the list is kept at the place where the meeting is to be held. Notice of a special meeting also shall state the purpose or purposes for which the meeting
is called.   A copy of the notice of any meeting shall be delivered personally or shall be mailed, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder or record entitled to vote at the meeting. If mailed, the notice shall be given when deposited in the United States mail, postage











































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prepaid, and shall be directed to each stockholder at his address as it appears on the record of stockholders, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, in which case it shall be directed to him at the other address. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend the meeting, except for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened, or who shall submit, either before or after the meeting, a signed waiver of notice. Unless the Board, after the adjournment, shall fix a new record date for an adjourned meeting or unless the adjournment is for more than thirty (30) days, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned is announced at the meeting at which the adjournment is taken.
          Section 5. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, at all meetings of stockholders the holders of a majority of the outstanding shares of the Corporation entitled to vote at the meeting shall be present in person or by proxy in order to constitute a quorum for the transaction of business.
          Section 6. Voting. Except as otherwise provided by the Certificate of Incorporation of the Corporation, at any meeting of the stockholders every stockholder of record having










































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the right to vote thereat shall be entitled to one vote for every share of stock standing in his name as of the record date and entitling him to so vote. A stockholder may vote in person or by proxy. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, any corporate action to be taken by a vote of the stockholders, other than the election of directors, shall be authorized by not less than a majority of the votes cast at a meeting by the stockholders present in person or by proxy and entitled to vote thereon. Directors shall be elected as provided in Section 2 of Article III of these By-laws. Written ballots shall not be required for voting on any matter unless ordered by the Chairman of the meeting.
          Section 7. Proxies. Every proxy shall be executed in writing by the stockholder or by his attorney-in-fact.
          Section 8. List of Stockholders. At least ten (10) days before every meeting of stockholders, a list of the stockholders (including their addresses) entitled to vote at the meeting and their record holdings as of the record date shall be open for examination by any stockholder, during ordinary business hours, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list also shall be kept at and throughout the meeting.












































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          Section 9.  Conduct of Meetings.  At each meeting of the
stockholders, the Chairman of the Board of Directors along with the President, or either of them acting individually in the event of the absence of the President or Chairman or, in their absence, one of the Vice Chairman, if any, shall act as Chairmen or Chairman of the meeting. The Secretary or, in his absence, any person appointed by the Chairmen or Chairman of the meeting shall act as Secretary of the meeting and shall keep the minutes thereof. The order of business at all meetings of the stockholders shall be as determined by the Chairmen or Chairman of the meeting.
          Section 10. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation of the Corporation, any action which may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed, in person or by proxy, by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted in person or by proxy. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing, but who were entitled to vote on the matter.











































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                                  ARTICLE III

                              Board of Directors


          Section 1.  Number of Board Members.  The Board shall consist of one
(1) or more members. Until such time as the Board determines otherwise, the number of directors shall be nine (9). The number of directors may be reduced or increased from time to time by resolution of a majority of the Entire Board of Directors, but no decrease may shorten the term of an incumbent director. When used in these By-laws, the phrase "Entire Board of Directors" means the total number of directors which the Corporation would have if there were no vacancies.
          Section 2. Election and Term. Except as otherwise provided by law or by these By-laws, the directors shall be elected at the annual meeting of the stockholders and the persons receiving a plurality of the votes cast shall be so elected. Subject to his earlier death, resignation or removal as provided in Section 3 of this Article III, each director shall hold office until his successor shall have been duly elected and shall have qualified.
          Section 3. Removal. A director may be removed, but only with cause, by action of a majority of the Entire Board of Directors or the stockholders.
          Section 4. Resignations. Any director may resign at any time by giving written notice of his resignation to the








































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Corporation.  A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.
          Section 5. Vacancies. Any vacancy in the Board arising from an increase in the number of directors or otherwise may be filled by the vote of a majority of the remaining directors on the Board of Directors. Subject to his earlier death, resignation or removal as provided in Section 3 of this
Article III, each director so elected shall hold office until his successor shall have been duly elected and shall have qualified or for the unexpired term of his predecessor, as the case may be.
          Section 6. Place of Meetings. Except as otherwise provided in these By-laws, all meetings of the Board shall be held at such places, within or without the State of Delaware, as the Board determines from time to time.
          Section 7. Annual Meeting. The annual meeting of the Board shall be held either (a) without notice immediately after the annual meeting of stockholders and in the same place, or (b) as soon as practicable after the annual meeting of stockholders on such date and at such time and place as the Board determines.
          Section 8. Regular Meetings. Regular meetings of the Board shall be held on such dates and at such places and times as











































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the Board determines.  Notice of regular meetings need not be given, except as otherwise required by law.
          Section 9. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board of Directors or the President of the Corporation and shall be called by the Chairman of the Board of Directors, the President or the Secretary upon the written request of a majority of the entire Board of Directors. The request shall state the date, time, place and purpose or purposes of the proposed meeting.
          Section 10. Notice of Meetings. Notice of each special meeting of the Board (and of each annual meeting held pursuant to subdivision (b) of Section 7 of this Article III) shall be given, not later than 48 hours before the meeting is scheduled to commence, by the Chairman of the Board of Directors, the President or the Secretary and shall state the place, date and time of the meeting. Notice of each meeting may be delivered to a director by hand or given to a director orally (whether by telephone or in person) or mailed or telegraphed to a director at his residence or usual place of business, provided, however, that if notice of less than 72 hours is given it may not be mailed. If mailed, the notice shall be deemed to have been given when deposited in the United States mail, postage prepaid, and if telegraphed, the notice shall be deemed to have been given when the contents of the telegram are transmitted to the telegraph service with instructions that the telegram immediately be










































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dispatched.  Notice of any meeting need not be given to any director who shall submit, either before or after the meeting, a signed waiver of notice or who shall attend the meeting, except if such director shall attend for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. Notice of any adjourned meeting, including the place, date and time of the new meeting, shall be given to all directors not present at the time of the adjournment, as well as to the other directors unless the place, date and time of the new meeting is announced at the adjourned meeting.
          Section 11. Quorum. A majority of the Entire Board of Directors shall constitute a quorum and be sufficient for the transaction of business, and any act of a majority of the Entire Board of Directors at which a quorum is present shall be the act of the Board of Directors.
          Section 12. Conduct of Meetings. At each meeting of the Board, the Chairman of the Board of Directors along with the President, or either of them acting individually in the event of the absence of the Chairman or the President or, in their absence, one of the Vice Chairmen shall act as Chairmen or Chairman of the meeting. The Secretary or, in his absence, any person appointed by the Chairmen or Chairman of the meeting shall act as Secretary of the meeting and keep the minutes thereof.












































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The order of business at all meetings of the Board shall be as determined by the Chairmen or Chairman of the meeting.
          Section 13. Committees of the Board. The Board, by resolution adopted by a majority of the entire Board, may designate an executive committee and other committees, each consisting of one (1) or more directors. Each committee (including the members thereof) shall serve at the pleasure of the Board and shall keep minutes of its meetings and report the same to the Board. The Board shall initially have an Audit Committee, with the powers enumerated in Section 14 hereof. The Board may designate one or more directors as alternate members of any committee. Alternate members may replace any absent or disqualified member or members at any meeting of a committee. In addition, in the absence or disqualification of a member of a committee, if no alternate member has been designated by the Board, the members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of the absent or disqualified member.
          Except as limited by law, each committee, to the extent provided in the resolution establishing it, shall have and may exercise all the powers and authority of the Board with respect to all matters.
          Section 14. Audit Committee. The Audit Committee shall consist of at least two (2) members of the Board. The











































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Audit Committee's powers shall include, but shall not be limited to, the following: to make recommendations to the Board regarding the appointment of the Corporation's independent accountants; to review and approve any major changes in accounting policy; to review the arrangements for, scope and results of the independent audit; to review and approve the scope of non-audit services to be performed by the Corporation's independent accountants and to consider the possible effect on the independence of the accountants; to review the effectiveness of the Corporation's internal auditing procedures and personnel; to review the Corporation's policies and procedures for compliance with disclosure requirements with respect to conflicts of interest and for prevention of unethical, questionable or illegal payments; and to take such other actions as the Board shall from time to time so authorize.
          Section 15. Compensation Committee. The Compensation Committee shall consist of at least two (2) members of the Board. The Compensation Committee's powers shall include, but shall not be limited to the following: to establish compensation policies, to recommend salary levels, salary increases and bonus payments, to grant stock options, to provide an overview of the Company's compensation programs and to take such other actions as the Board shall from time to time authorize.
          Section 16. Operation of Committees. A majority of all the members of a committee shall constitute a quorum for the











































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transaction of business, and the vote of a majority of all the members of a committee present at a meeting at which a quorum is present shall be the act of the committee.
          Each committee shall adopt whatever other rules of procedure it determines for the conduct of its activities.
          Section 17. Consent to Action. Any action required or permitted to be taken at any meeting of the Board or of any committee may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.
          Section 18. Meetings Held Other Than in Person. Members of the Board or any committee may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

                                  ARTICLE IV

                                   Officers


          Section 1. Executive Officers, etc. The executive officers of the Corporation shall be a Chairman of the Board of Directors, a Chief Executive Officer, a President, a Secretary and a Treasurer. The Board also may elect or appoint one or more






































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Vice Chairmen of the Board of Directors (who, if so elected or appointed would be executive officers of the Corporation), one or more Vice Presidents (any of whom may be designated as Executive Vice Presidents or otherwise), or any other officers it deems necessary or desirable for the conduct of the business of the Corporation, each of whom shall have such powers and duties as the Board determines. Any officer may devote less than one hundred percent (100%) of his working time to his activities as such if the Board so approves.
          Section 2.  Duties.
               (a) The Chairman of the Board of Directors. The Chairman of the Board of Directors shall perform, in the absence or disability of the Chief Executive Officer, the duties and exercise the powers of the Chief Executive Officer and shall have such other powers and duties as a majority of the Entire Board of Directors or the Chief Executive Officer assigns to him, including, if so assigned, general charge and control of the business and affairs of the Corporation. The Chairman of the Board of Directors along with the President shall preside at all meetings of the stockholders and the Board, and in the event of the absence of the Chairman of the Board the President alone shall preside.
               (b) The Vice Chairman of the Board of Directors. The Vice Chairman or, if there shall be more than one, the Vice Chairmen, of the Board of Directors shall, subject to the control











































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of the Board of Directors, have such powers and duties as the Chairman or a majority of the Entire Board of Directors assigns to him. Notwithstanding the granting of powers to and imposition of duties upon the Chairman of the Board of Directors and President under this Article, whenever these By-laws grant powers or impose duties jointly upon the Chairman or the President, those same powers are granted and those same duties are imposed upon the Vice Chairman, or Vice Chairmen if there shall be more than one.
               (c) The President. The President shall be the chief operating officer of the Corporation and shall have responsibility for the day-to-day operation of the Corporation, subject to the control of the Chief Executive Officer, the Chairman and the Vice Chairman or Vice Chairmen, if any, and he shall have such other powers and duties as a majority of the Entire Board of Directors assigns to him. The President along with the Chairman of the Board of Directors shall preside at all meetings of the stockholders and the Board, and in the event of the absence of the President, the Chairman alone shall preside.
               (d) The Vice President. The Vice President or, if there shall be more than one, the Vice Presidents, if any, in the order of their seniority or in any other order determined by the Board, shall perform, in the absence of disability of the President, the duties and exercise the powers of the President and shall have such other powers and duties as the Chief











































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Executive Officer, the Chairman, the President, or a majority of the Entire
Board of Directors assigns to him or to them.
               (e) The Secretary. Except as otherwise provided in these By-laws or as directed by the Board, the Secretary shall attend all meetings of the stockholders and the Board; he shall record the minutes of all proceedings in books to be kept for that purpose; he shall give notice of all meetings of the stockholders and special meetings of the Board; and he shall keep in safe custody the seal of the Corporation and, when authorized by the Board, he shall affix the same to any corporate instrument. The Secretary shall have such other powers and duties as the Board assigns to him.
               (f) The Treasurer. Subject to the control of the Board, the Treasurer shall have the care and custody of the corporate funds and the books relating thereto; he shall perform all duties incident to the office of Treasurer; and he shall have such other powers and duties as the Board assigns to him.
               (g) Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall have general charge and control of the business and affairs of the Corporation.
          Section 3. Election; Removal. Subject to his earlier death, resignation or removal as hereinafter provided, each officer shall hold his office until his successor shall have been duly elected and shall have qualified. Any officer may be










































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removed at any time, with or without cause, by a majority of the Entire Board of Directors.
          Section 4. Resignations. Any officer may resign at any time by giving written notice of his resignation to the Corporation. A resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.
          Section 5. Vacancies. If an office becomes vacant for any reason, a majority of the Entire Board of Directors may fill the vacancy, and each officer so elected shall serve for the remainder of his predecessor's term.

                                   ARTICLE V

                         Provisions Relating to Stock

                         Certificates and Stockholders


          Section 1. Certificates. Certificates for the Corporation's capital stock shall be in such form as required by law and as approved by the Board. Each certificate shall be signed in the name of the Corporation by the Chairman, a Vice Chairman, the President or any Vice President and by the Secretary, the Treasurer or any Assistant Secretary or any Assistant Treasurer and shall bear the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a






































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transfer agent or registered by a registrar, other than the Corporation or its employees, the signature of any officer of the Corporation may be a facsimile signature. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature was placed on any certificate shall have ceased to be such officer, transfer agent or registrar before the certificate shall be issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
          Section 2. Lost Certificates, etc. The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board may require the owner of the lost, mutilated, stolen or destroyed certificate, or his legal representatives, to make an affidavit of that fact and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of the certificate or the issuance of a new certificate.
          Section 3. Transfers of Shares. Transfers of shares shall be registered on the books of the Corporation maintained for that purpose after due presentation of the stock certificates therefore appropriately endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

          Section 4. Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

                                  ARTICLE VI

                                INDEMNIFICATION


          Section 1. Indemnification. The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may be hereafter amended or supplemented, or by any successor thereto, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Law. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. No director shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of any director: a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, c) under Section 174 of the Delaware General Corporation Law, or d) for any transaction from which the director derived an improper personal benefit. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Certificate of Incorporation of the Corporation, any agreement, vote of stockholders or disinterested directors or otherwise.
          Section 2. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 1 of the By-laws or under Section 145 of the General Corporation Law or any other provision of law.

                                  ARTICLE VII

                              General Provisions


          Section 1. Dividends, etc. To the extent permitted by law, the Board shall have full power and discretion, subject to the provisions of the Certificate of Incorporation of the Corporation and the terms of any other corporate document or instrument binding upon the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made.
          Section 2. Seal. The Corporation's seal shall be in such form as is required by law and as shall be approved by the Board.
          Section 3. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board.
          Section 4. Voting Shares in Other Corporations. Unless otherwise directed by the Board, shares in other corporations which are held by the Corporation shall be represented and voted only by the Chairman of the Board or the President or by a proxy or proxies appointed by either of them acting individually.

                                 ARTICLE VIII

                                  Amendments


          By-laws may be adopted, amended or repealed by a majority of the Entire Board of Directors, subject to the right of the stockholders to adopt, amend or repeal any By-law made by a majority of the Entire Board of Directors.